EXHIBIT  23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated October 22, 1999 included in Andover.Net, Inc.'s Form S-1/A dated December 8, 1999 and to all references to our Firm included in this registration statement.

                                         /s/ ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 7, 2000